                                                                   EXHIBIT 99.1


                            [RENAL CARE GROUP LOGO]

                                  News Release


CONTACT: R. DIRK ALLISON
         CHIEF FINANCIAL OFFICER
         615-345-5500

                     RENAL CARE GROUP REPORTS THIRD QUARTER
                         NET INCOME PER SHARE OF $0.53

                                   ---------

                   BOARD OF DIRECTORS INCREASES AUTHORIZATION
                 UNDER STOCK REPURCHASE PROGRAM TO $450 MILLION

                                   ---------

                   COMPANY PROVIDES 2004 CORPORATE OBJECTIVES

Nashville, Tennessee, (October 28, 2003) -- Renal Care Group, Inc. (NYSE:RCI) today announced results for the third quarter and nine months ended September 30, 2003, and announced a $200 million increase in the Company's stock repurchase program.

         For the third quarter ended September 30, 2003, Renal Care Group's net revenues increased 9.6% to $253.8 million compared with net revenues of $231.5 million for the same period in 2002. Net income for the third quarter of 2003 rose 13.3% to $26.5 million compared with net income of $23.4 million in the same period in 2002. Net income per share for the third quarter of 2003 increased 15.2% to $0.53 compared with net income per share of $0.46 in the same quarter of last year. For the third quarter ended September 30, 2003, same-market treatment growth was 5.0% and same-market revenue growth was 7.2%.

         Gary Brukardt, the Company's president and chief executive officer, commented, "Renal Care Group's third quarter and year-to-date results reflect the continued strong performance of our operations. In an increasingly challenging operating environment, we are growing our business by providing patients with the high quality of treatment and service that they deserve. Our ability to improve both our quality of care and our revenue base while employing strict financial discipline at both the corporate and facility levels is a critical element in our profitability."

         For the nine months ended September 30, 2003, Renal Care Group's net revenues increased 12.5% to $743.0 million compared with net revenues of $660.4 million for the same period in 2002. After giving effect to the previously disclosed retirement package for former chairman and founder, Sam Brooks, described below, GAAP net income was $74.1 million, and GAAP net income per share was $1.48 for the nine-month period ended September 30, 2003. For the nine months ended September 30, 2003, same-market treatment growth was 5.3% and same-market revenue growth was 8.4%.

         In the first quarter of 2003, Renal Care Group recorded a non-recurring, after-tax charge of $3.4 million, or $0.07 per share, related to the retirement package for Mr. Brooks. Excluding the effect of the retirement package, non-GAAP net income for the nine months ended September 30, 2003, rose 14.7% to $77.5 million compared with GAAP net income of $67.6 million in the nine months ended September 30, 2002. Excluding the effect of the retirement package, non-GAAP net income per share for the nine-month period ended September 30, 2003, increased 17.4% to $1.55 compared with GAAP net income per



                                     -MORE-

                             Renal Care Group, Inc.
                        2525 West End Avenue, Suite 600
                              Nashville, TN 37203
               Telephone (615) 345-5500 Facsimile (615) 345-5505

RCI Reports Third Quarter Results
Page 2
October 28, 2003


share of $1.32 in the nine months ended September 30, 2002. The Company has decided to present non-GAAP net income and net income per share information to give investors a means of comparing the Company's operational performance for the nine months ended September 30, 2003, to its performance in the same period in 2002, before giving effect to the impact of the non-recurring charge related to Mr. Brooks' retirement package. A reconciliation of the non-GAAP results discussed in this paragraph and the Company's GAAP results is included in the Unaudited Condensed Consolidated Income Statements accompanying this press release.

INCREASE IN SHARE REPURCHASE PROGRAM

         Renal Care Group's Board of Directors has authorized a $200 million increase in the Company's existing stock repurchase program, bringing the total amount authorized under the program to $450 million. Through October 24, 2003, the Company had repurchased approximately $129 million of its common stock under the repurchase program, leaving approximately $321 million available for repurchases through December 2004. Subject to obtaining approval of its lenders and compliance with applicable volume and other legal restrictions, Renal Care Group intends to acquire an additional $250 million of its common stock before the end of the first quarter of 2004.

         Dirk Allison, executive vice president and chief financial officer, said, "Renal Care Group has been built upon our Company's commitment to providing optimal care for our patients and increasing value for our shareholders. We view the Company's ability to use its exceptionally strong balance sheet to expand the share repurchase program as an important measure to enhance shareholder value and achieve our financial objectives."

         The Company intends to repurchase its stock from time to time at prices prevailing in the open market or in privately negotiated transactions on conditions acceptable to the Company. The actual number of shares repurchased, the timing of purchases and the price paid will be at the Company's discretion and will depend on market conditions and other relevant factors. Repurchased shares are held in Renal Care Group's treasury and will be available for resale and for general corporate purposes. As of October 24, 2003, the Company had approximately 48.9 million common shares issued and outstanding, excluding approximately 4.0 million shares held in treasury.

2004 CORPORATE OBJECTIVES

         Mr. Allison outlined the Company's clinical and financial objectives for 2004 saying, "As we have done in the past, we are disclosing our key clinical and financial performance objectives for 2004. Should there be any material changes to these objectives, we will make an announcement to that effect."

         Fiscal 2004 Corporate Objectives:

              Hematocrit Level                75% of patients over 33%
              Kt/V                            85% of patients over 1.4
              Revenues                        $1.1 - $1.2 billion
              Earnings per Share              $2.20 - $2.30
              Same-Market Treatment Growth    5% - 6%
              Same-Market Revenue Growth      5% - 7%
              Patients                        25,000 - 26,000
              Treatments                      3.5 - 3.7 million
              Capital Expenditures            $70 - $80 million
              Acquisition Target              1,500 - 2,000 patients


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
RCI Reports Third Quarter Results
Page 3
October 28, 2003


         Mr. Allison continued, "In the coming year, we expect to face lower reimbursement rates from at least two states' Medicaid programs and pricing pressure from managed care payors. Without assuming any share repurchases, we believe these factors will limit our earnings per share percentage growth to the mid to high single digits over 2003 levels. Assuming we meet our objective to repurchase a total of $250 million of common stock by March 31, 2004, our earnings per share should be between $2.40 and $2.50. As the healthcare industry experiences additional pricing pressure, our management team will continue its efforts to identify and pursue attractive new growth opportunities."

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, October 29, 2003, at 11:00 a.m. Eastern Time. A listen-only simulcast, as well as a 12-month replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com.

         Renal Care Group is a specialized dialysis services company that provides care to patients with kidney disease. The Company treats over 21,300 patients at more than 280 owned outpatient dialysis facilities, in addition to providing acute dialysis services at more than 120 hospitals. Over 6,500 associates provide services across the Company's 27-state network. More information about Renal Care Group, Inc. can be found at www.renalcaregroup.com.

         Certain statements in this press release, particularly those of Mr. Brukardt and Mr. Allison, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, intend, will and the like, include statements regarding our clinical and financial objectives for 2004, our plans for repurchases of common stock under our stock repurchase program and any other statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; changes in the health care delivery, financing or reimbursement systems; risks related to the drug Epogen (EPO); compliance with health care and other applicable laws; the integration of acquired companies; and dependence on executive officers. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's most recent annual report on Form 10-K and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.


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
RCI Reports Third Quarter Results
Page 4
October 28, 2003


                             RENAL CARE GROUP, INC.
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                 SEPTEMBER 30,                            SEPTEMBER 30,
                                             ----------------------      ---------------------------------------------------
                                               2003          2002                      2003                           2002
                                             --------      --------      -------------------------------------      --------
                                                                                                        NON-
                                             GAAP (1)      GAAP (1)      GAAP (1)     DIFFERENCE      GAAP (2)      GAAP (1)
                                             --------      --------      --------     ----------      --------      --------

Net revenue                                  $253,835      $231,542      $743,039      $     --       $743,039      $660,389

Operating costs and expenses:
   Patient care costs                         164,962       151,722       482,437            --        482,437       432,184
   General and administrative expenses         21,225        19,686        68,700        (5,430)        63,270        56,033
   Provision for doubtful accounts              6,556         6,008        19,436            --         19,436        17,228
   Depreciation and amortization               11,365        10,402        33,242            --         33,242        29,697
                                             --------      --------      --------      --------       --------      --------
      Total operating cost and expenses       204,108       187,818       603,815        (5,430)       598,385       535,142

Income from operations                         49,727        43,724       139,224         5,430        144,654       125,247

Interest expense, net                              76           569           526            --            526           880
                                             --------      --------      --------      --------       --------      --------

Income before minority
   interest and income taxes                   49,651        43,155       138,698         5,430        144,128       124,367

Minority interest                               6,837         5,364        19,174            --         19,174        15,381
                                             --------      --------      --------      --------       --------      --------

Income before income taxes                     42,814        37,791       119,524         5,430        124,954       108,986

Provision for income taxes                     16,269        14,361        45,414         2,063         47,477        41,421
                                             --------      --------      --------      --------       --------      --------

Net income                                   $ 26,545      $ 23,430      $ 74,110      $  3,367       $ 77,477      $ 67,565
                                             ========      ========      ========      ========       ========      ========

Diluted net income per share                 $   0.53      $   0.46      $   1.48      $   0.07       $   1.55      $   1.32
                                             ========      ========      ========      ========       ========      ========

Weighted average shares outstanding            50,417        50,518        49,926        49,926         49,926        51,036
                                             ========      ========      ========      ========       ========      ========

(1) Reflects operating results based on U.S. Generally Accepted Accounting Principles (GAAP).

(2) Non-GAAP amounts exclude a Board-approved retirement package for Sam Brooks in the first quarter of 2003 and the related tax effect.


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
RCI Reports Third Quarter Results
Page 5
October 28, 2003


                             RENAL CARE GROUP, INC.
     SUPPLEMENTAL OPERATING DATA AND RECONCILIATION OF NET INCOME TO EBITDA
               (DOLLARS IN THOUSANDS, EXCEPT PER TREATMENT DATA)


                                     THREE MONTHS ENDED                          NINE MONTHS ENDED
                                         SEPTEMBER 30,                              SEPTEMBER 30,
                                   -----------------------       --------------------------------------------------------
                                     2003           2002                          2003                            2002
                                   --------       --------       ---------------------------------------       ----------
                                                                                                 NON-
                                   GAAP (1)       GAAP (1)        GAAP (1)     DIFFERENCE      GAAP (2)         GAAP (1)
                                   --------       --------       ----------    ----------     ----------       ----------

OPERATING DATA:
Patients                             21,301         19,955           21,301                       21,301           19,955
Treatments                          822,551        773,257        2,415,805                    2,415,805        2,227,230

Same-market treatment growth            5.0%           5.9%             5.3%                         5.3%             5.8%

Same-market revenue growth              7.2%          12.3%             8.4%                         8.4%            12.8%

Patient revenue per treatment      $    308       $    298       $      307                   $      307       $      294

EBITDA (3)                         $ 61,092       $ 54,126       $  172,466       $5,430      $  177,896       $  154,944

RECONCILIATION OF NET INCOME
   TO EBITDA:
Net income                         $ 26,545       $ 23,430       $   74,110       $3,367      $   77,477       $   67,565
Depreciation and amortization        11,365         10,402           33,242           --          33,242           29,697
Interest expense, net                    76            569              526           --             526              880
Minority interest                     6,837          5,364           19,174           --          19,174           15,381
Provision for income taxes           16,269         14,361           45,414        2,063          47,477           41,421
                                   --------       --------       ----------       ------      ----------       ----------
EBITDA                             $ 61,092       $ 54,126       $  172,466       $5,430      $  177,896       $  154,944
                                   ========       ========       ==========       ======      ==========       ==========

(1) Reflects operating results based on U.S. Generally Accepted Accounting Principles (GAAP).

(2) Non-GAAP amounts exclude a Board-approved retirement package for Sam Brooks in the first quarter of 2003 and the related tax effect.

(3) The Company defines EBITDA as net earnings or loss before minority interest, interest expense (net), provision for income taxes, depreciation and amortization and all non-cash charges. The Company includes EBITDA because it generally considers EBITDA to be a good indicator of the Company's ability to generate cash flow in order to fund liabilities and reinvest in the Company and its business. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the U.S. and should not be considered a substitute for net income or loss as a measure of performance, or to cash flow as a measure of liquidity.


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
RCI Reports Third Quarter Results
Page 6
October 28, 2003


                             RENAL CARE GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                      SEPT. 30,              DEC. 31,
                                                                        2003                  2002
                                                                     -----------            ---------
                                                                     (Unaudited)

ASSETS:
Current assets:
   Cash and cash equivalents                                          $ 121,128             $  38,359
   Accounts receivable, net                                             157,218               152,440
   Other current assets                                                  41,310                55,062
                                                                      ---------             ---------
       Total current assets                                             319,656               245,861

Property, plant and equipment, net                                      214,858               202,972
Goodwill, intangibles and other assets, net                             304,652               291,290
                                                                      ---------             ---------

       TOTAL ASSETS                                                   $ 839,166             $ 740,123
                                                                      =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                                             $ 149,715             $ 135,380
Long-term debt                                                            2,673                10,161
Other liabilities                                                        58,001                50,694
                                                                      ---------             ---------
       Total liabilities                                                210,389               196,235
                                                                      ---------             ---------

Stockholders' equity:
   Common stock, $.01 par value, 90,000 shares authorized,
       52,882 and 51,176 shares issued, respectively                        529                   512
   Treasury stock, 3,998 and 2,983 shares, respectively                (129,195)              (93,953)
   Additional paid-in capital                                           355,359               309,355
   Retained earnings                                                    402,084               327,974
                                                                      ---------             ---------

       Total stockholders' equity                                       628,777               543,888
                                                                      ---------             ---------

       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                                        $ 839,166             $ 740,123
                                                                      =========             =========


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
RCI Reports Third Quarter Results
Page 7
October 28, 2003


                             RENAL CARE GROUP, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                       NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                -------------------------------
                                                                  2003                   2002
                                                                ---------             ---------

Operating Activities:
   Net income                                                   $  74,110             $  67,565
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                               33,242                29,697
       Loss on disposal of property and equipment                     443                    --
       Income applicable to minority interest                      19,174                15,381
       Distributions to minority shareholders                     (16,819)               (5,461)
       Deferred income taxes                                        7,950                    --
       Changes in operating assets and liabilities,
         net of effects from acquisitions                          30,163                20,183
                                                                ---------             ---------
           Net cash provided by operating activities              148,263               127,365
                                                                ---------             ---------

Investing Activities:
   Purchases of property and equipment                            (44,043)              (49,413)
   Cash paid for acquisitions                                     (14,154)              (19,904)
   Change in other assets                                          (1,968)                 (843)
                                                                ---------             ---------
           Net cash used in investing activities                  (60,165)              (70,160)
                                                                ---------             ---------

Financing Activities:
   Net repayment of debt                                           (7,208)               (1,574)
   Repurchase of treasury shares                                  (35,242)              (62,696)
   Net proceeds from issuance of common stock                      37,121                16,548
   Investment by joint venture partner                                 --                 2,896
                                                                ---------             ---------
           Net cash used in financing activities                   (5,329)              (44,826)
                                                                ---------             ---------

Increase in cash and cash equivalents                              82,769                12,379
Cash and cash equivalents, at beginning of period                  38,359                27,423
                                                                ---------             ---------

Cash and cash equivalents, at end of period                     $ 121,128             $  39,802
                                                                =========             =========


                                     -END-